UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2009

NABI BIOPHARMACEUTICALS

(Exact Name of Registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On March 11, 2009, Nabi Biopharmaceuticals (the “Company”) issued a press release announcing its results of operations for the three and twelve months ended December 27, 2008. A copy of the press release announcing these results is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, and it shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 9, 2009, the Audit Committee of the Company’s Board of Directors concluded that the Company’s previously issued audited financial statements for the fiscal years ending December 26, 2007 and December 30, 2006 should no longer be relied upon and should be restated. The restatement is required to correct errors in the allocation of income tax provision between continuing and discontinued operations. The Company previously did not consider income from discontinued operations for purposes of determining the amount of income tax benefit that results from a loss from continuing operations and that should be allocated to continuing operations. The adjustments reflected in the restated financial statements did not have any effect on the reported amount of the Company’s consolidated net income for any period. The Audit Committee reached its conclusion after discussion of the matters disclosed in this report with management and the Company’s independent registered public accounting firm, which agreed with the Audit Committee’s conclusion. The restated financial statements will be included in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008 to be filed with the Securities and Exchange Commission. The Company has concluded its review and will make no further adjustments to its prior financial statements regarding this matter.

Item 9.01.	Financial Statements and Exhibits

Exhibit number	Description
99.1	Earnings Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ Raafat E.F. Fahim, Ph.D.
Raafat E.F. Fahim, Ph.D.
President and Chief Executive Officer

Date: March 11, 2009